Exhibit 25.2


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY

                     UNDER THE TRUST INDENTURE ACT OF 1939

                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(B)(2)________

                         Bank One, National Association
              (Exact name of trustee as specified in its charter)

A National Banking Association                  36-0899825
                                                (I.R.S. employer
                                                identification number)

1 Bank One Plaza, Chicago, Illinois             60670-0126
(Address of principal executive offices)        (Zip Code)


                         Bank One, National Association
                          1 Bank One Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)

                              THE CIT GROUP, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                                   13-2994534
(State or other jurisdiction of                 (I.R.S. employer
incorporation or organization)                  Identification number)

1211 Avenue of the Americas                     10036
New York, New York                              (Zip Code)
(Address of Principal Executive Offices)

                             Senior Debt Securities
                      (Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervision authority to which it is subject.

                  Comptroller of Currency, Washington, D. C., Federal Deposit Insurance Corporation, Washington, D. C., The Board of Governors of the Federal Reserve System, Washington, D. C..

            (b)   Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4.    A copy of the existing by-laws of the trustee.*

            5.    Not applicable.

            6. The consent of the trustee required by Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.    Not applicable.

            9.    Not applicable.


* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).


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

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 22nd day of February, 2001.

                                                BANK ONE, NATIONAL ASSOCIATION,
                                                Trustee

                                                By: /S/ CHRISTOPHER HOLLY
                                                   -----------------------------
                                                Name:  CHRISTOPHER HOLLY
                                                Title: ASSISTANT VICE PRESIDENT


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


                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                February 22, 2001

Securities and Exchange Commission
Washington, D. C.  20549

Gentlemen:

In connection with the qualification of an indenture between The CIT Group, Inc. and Bank One, National Association, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                                Very truly yours,

                                                BANK ONE, NATIONAL ASSOCIATION,
                                                Trustee

                                                By: /S/ CHRISTOPHER HOLLY
                                                   -----------------------------
                                                Name:  CHRISTOPHER HOLLY
                                                Title: ASSISTANT VICE PRESIDENT


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

                                    EXHIBIT 7

Legal Title of Bank:   Bank One, National Association  Call Date: 06/30/99  ST-BK:  17-1630 FFIEC 031
Address:               1 Bank One Plaza, Ste 0460                                           Page RC-1
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                Dollar Amounts in thousands  C400
                                                                                                             ----
                                                                                RCFD      BIL MIL THOU
                                                                                ----      ------------
ASSETS

1. Cash and balances due from depository institutions (from Schedule RC-A)      RCFD
                                                                                ----
      a. Noninterest-bearing balances and currency and coin(1) ...............  0081       3,983,167         1.a
      b. Interest-bearing balances(2).........................................  0071       3,924,307         1.b
2. Securities
      a. Held-to-maturity securities (from Schedule RC-B, column A) ..........  1754               0         2.a
      b. Available-for-sale securities (from Schedule RC-B, column D) ........  1773      12,582,363         2.b
3. Federal funds sold and securities purchased under agreements to resell ....  1350       7,578,668         3.
4. Loans and lease financing receivables:
                                                                                RCFD
                                                                                ----
      a. Loans and leases, net of unearned income (from Schedule RC-C) .......  2122      40,676,052         4.a
      b. LESS: Allowance for loan and lease losses............................  3123         458,781         4.b
      c. LESS: Allocated transfer risk reserve................................  3128           4,342         4.c
                                                                                RCFD
                                                                                ----
      d. Loans and leases, net of unearned income, allowance, and
         reserve (item 4.a minus 4.b and 4.c) ................................  2125      40,212,929         4.d
5. Trading assets (from Schedule RD-D)........................................  3545       4,484,022         5.
6. Premises and fixed assets (including capitalized leases) ..................  2145         724,662         6.
7. Other real estate owned (from Schedule RC-M) ..............................  2150           2,270         7.
8. Investments in unconsolidated subsidiaries and associated companies .......
   (from Schedule RC-M).......................................................  2130         207,442         8.
9. Customers' liability to this bank on acceptances outstanding ..............  2155         300,112         9.
10. Intangible assets (from Schedule RC-M)....................................  2143         232,947        10.
11. Other assets (from Schedule RC-F).........................................  2160       2,513,151        11.
12. Total assets (sum of items 1 through 11)..................................  2170      76,746,040        12.

(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held for trading.


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

Legal Title of Bank:   Bank One, National Association     Call Date:  06/30/99 ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460                                      Page RC-2
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8

Schedule RC-Continued
                                                                                Dollar Amounts in Thousands
LIABILITIES
13. Deposits:                                                                   RCON
                                                                                ----
      a. In domestic offices (sum of totals of columns A and C from
      Schedule RC-E, part 1) .................................................  2200      22,391,381        13.a
            (1) Noninterest-bearing(1)........................................  6631      10,239,312        13.a1
            (2) Interest-bearing..............................................  6636      12,152,069        13.a2

                                                                                RCFN
                                                                                ----
      b. In foreign offices, Edge and Agreement subsidiaries, and  IBFs
      (from Schedule RC-E, part II) ..........................................  2200      23,013,949        13.b
            (1) Noninterest bearing...........................................  6631         361,838        13.b1
            (2) Interest-bearing..............................................  6636      22,652,111        13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase: ..........................................................   RCFD 2800  6,919,979        14
15.   a. Demand notes issued to the U.S. Treasury ...........................   RCON 2840    362,951        15.a
      b. Trading Liabilities (from Schedule RC-D) ...........................   RCFD 3548  4,548,086        15.b

                                                                                RCFD
                                                                                ----
16. Other borrowed money:
      a. With original maturity of one year or less .........................   2332       9,453,587        16.a
      b. With original maturity of more than one year. ......................   A547         104,900        16.b
      c. With original maturity of more than three years. ...................   A548         343,059        16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding .................   2920         300,112        18.
19. Subordinated notes and debentures .......................................   3200       2,750,000        19.
20. Other liabilities (from Schedule RC-G) ..................................   2930       1,361,700        20.
21. Total liabilities (sum of items 13 through 20) ..........................   2948      71,549,704        21.
22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ...........................   3838               0        23.
24. Common stock ............................................................   3230         200,858        24.
25. Surplus (exclude all surplus related to preferred stock) ................   3839       3,245,088        25.
26.   a. Undivided profits and capital reserves .............................   3632       1,872,884        26.a
      b. Net unrealized holding gains (losses) on available-for-sale
      securities.................................... ........................   8434        (121,259)       26.b
      c. Accumulated net gains (losses) on cash flow hedges .................   4336               0        26.c
27. Cumulative foreign currency translation adjustments .....................   3284          (1,235)       27.
28. Total equity capital (sum of items 23 through 27) .......................   3210       5,196,336        28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ...................................   3300      76,746,040        29.


Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
                                                              ----------  Number
auditors as of any date during 1996 ...... RCFD 6724 ......  | N/A      |   M.1.
                                                              ----------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =   Review of the bank's financial statements by external auditors

6 =   Compilation of the bank's financial statements by external auditors

7 =   Other audit procedures (excluding tax preparation work)

8 =   No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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